Exhibit 10.1

LendingTree, Inc.

Repurchase Agreement

March 6, 2023

Table of Contents

Page

Section 1. Definitions	1
Section 2. Rules of Construction	2
Section 3. The Repurchase	3
(a) Generally	3
(b) The Closing	3
Section 4. Representations, Warranties and Covenants of the Company	4
(a) Due Formation, Valid Existence and Good Standing; Power to Perform Obligations	4
(b) Non-Contravention	5
(c) No Consents	5
(d) Authorization, Execution and Delivery of This Repurchase Agreement	5
(e) Investment Company Act	5
(f) Accuracy of Covered SEC Filings	5
(g) Bring-Down of Representations and Warranties	5
Section 5. Representations, Warranties and Covenants of the Investor and the Selling Investors	5
(a) Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Repurchase Agreement	6
(b) Power to Perform Obligations and Bind Accounts; Survival of Authority	6
(c) Ownership of Existing Notes	6
(d) Passage of Good Title; No Liens	6
(e) Non-Contravention	6
(f) Jurisdiction of Residence	6
(g) Information Provided	6
(h) No Investment, Tax or Other Advice	7
(i) Investment Decision Matters	7
(j) Due Diligence	7
(k) No Regulatory Agency Recommendation or Approval	7
(l) Qualified Institutional Buyer Status	7
(m) Mutual Negotiation	7
(n) Financial Adviser Fee	7
(o) Additional Documentation	8
(p) Bring-Down of Representations and Warranties	8
(q) Settlement Instructions	8
(r) No Reliance on Goldman	8
Section 6. Conditions to Obligations of the Company, the Investor and the Selling Investors	8
(a) Conditions to the Company’s Obligations	8
(b) Conditions to the Investor’s Obligations	8
Section 7. Tax Matters	9

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Section 8. Miscellaneous	9
(a) Waiver; Amendment	9
(b) Assignability	9
(c) Further Instruments and Acts	9
(d) Waiver of Jury Trial	9
(e) Governing Law	9
(f) Section and Other Headings	9
(g) Counterparts	9
(h) Notices	10
(i) Binding Effect	10
(j) Notification of Changes	10
(k) Severability	10
(l) Entire Agreement	10
(m) Reliance by Goldman	10

Exhibits

Exhibit A: Selling Investor Information	A-1

Exhibit B: Repurchase Procedures	B-1

Exhibit C: Tax Matters	C-1

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REPURCHASE AGREEMENT

REPURCHASE AGREEMENT, dated as of March 6, 2023, between LendingTree, Inc., a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”), on its own behalf and on behalf of each of the beneficial owners listed on Exhibit A hereto (each, an “Account”) for whom the Investor holds contractual and investment authority (each Account, including the Investor if it is selling Existing Notes in the Repurchase (each, as defined below) on its own behalf, a “Selling Investor”). If there is only one Account or Selling Investor, then each reference thereto in this Repurchase Agreement will be deemed to refer to such Account or Selling Investor, as applicable, in the singular, mutatis mutandis. Notwithstanding anything to the contrary herein, the Investor is acting solely in its capacity as Investment Manager to each Account and makes no representation, warranty or covenant on its own behalf, and each Account is acting severally and not jointly with any other Account for all purposes hereunder.

WHEREAS, the Company and each Selling Investor desire to engage in the Repurchase on the terms set forth in this Repurchase Agreement.

THEREFORE, the Company, the Investor and each Selling Investor agree as follows.

Section 1.                Definitions.

“Account” has the meaning set forth in the first paragraph of this Repurchase Agreement.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the first paragraph of this Repurchase Agreement.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022; (b) those portions of the Company’s 2022 Proxy Statement on Schedule 14A that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and (c) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2022.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“DWAC Withdrawal” has the meaning set forth in Section 3(b)(iii)(1).

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“Existing Indenture” means that certain Indenture, dated as of July 24, 2020, between the Company and the Existing Notes Trustee.

“Existing Notes” means the Company’s 0.50% Convertible Senior Notes due 2025 issued pursuant to the Existing Indenture.

“Existing Notes Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Existing Indenture.

“Goldman” means Goldman Sachs & Co. LLC.

“IRS” means the Internal Revenue Service.

“Investor” has the meaning set forth in the first paragraph of this Repurchase Agreement.

“Repurchase” has the meaning set forth in Section 3(a).

“Repurchase Consideration” means, with respect to the Existing Notes of any Selling Investor to be repurchased in the Repurchase, cash in an amount equal to the sum of (x) $[ ], which represents [ ]% of the principal amount of such Existing Notes; and (y) accrued interest on such Existing Notes from, and including, January 15, 2023 to, but excluding, the Closing Date, calculated in accordance with the Existing Indenture. For the avoidance of doubt, all other investors executing purchase agreements in similar transactions shall receive an amount equal to [ ]% of the principal amount of any Existing Notes sold by them.

“SEC” means the Securities and Exchange Commission.

“Selling Investor” has the meaning set forth in the first paragraph of this Repurchase Agreement.

Section 2.                Rules of Construction. For purposes of this Repurchase Agreement:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e)       “herein,” “hereof” and other words of similar import refer to this Repurchase Agreement as a whole and not to any particular Section or other subdivision of this Repurchase Agreement, unless the context requires otherwise;

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(f)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g)       the exhibits, schedules and other attachments to this Repurchase Agreement are deemed to form part of this Repurchase Agreement.

Section 3.                The Repurchase.

(a)               Generally. Subject to the other terms of this Repurchase Agreement, each of the Investor and each other Selling Investor, if any, agrees to sell (the “Repurchase”), to the Company, the aggregate principal amount of Existing Notes, CUSIP No. 52603B AD9, set forth in Exhibit A hereto that it beneficially owns for Repurchase Consideration in kind and amount corresponding to such principal amount of Existing Notes.

(b)               The Closing.

(i)                 Closing Date and Location. The closing of the Repurchase (the “Closing”) will take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, New York New York 10112, at 10:00 a.m., New York City time, on the later of (1) March 8, 2023; (2) such date on which the conditions to Closing set forth in Section 6 are satisfied or waived; and (3) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”).

(ii)              Conveyance of Title; Release of Claims. Subject to the other terms and conditions of this Repurchase Agreement, the Investor hereby, for itself and on behalf of each Selling Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Existing Notes as indicated on Exhibit A hereto, waives any and all other rights with respect to such Existing Notes and the Existing Indenture and releases and discharges the Company from any and all claims, whether now known or unknown, the Investor and any other Selling Investor may now have, or may have in the future, arising out of, or related to, such Existing Notes, including any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Selling Investor is entitled to receive additional, special or default interest with respect to the Existing Notes.

(iii)            Delivery of Existing Notes and Repurchase Consideration.

(1)               DWAC Withdrawal. Subject to satisfaction of the applicable conditions precedent specified in this Repurchase Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible DTC participant through which each Selling Investor holds a beneficial interest in the Existing Notes to submit a DWAC withdrawal instruction (the “DWAC Withdrawal”) to the Existing Notes Trustee for the aggregate principal amount of the Existing Notes to be sold by such Selling Investor pursuant to this Repurchase Agreement.

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(2)               Delivery of Repurchase Consideration. The Repurchase Consideration will not be delivered until a valid DWAC Withdrawal of the Existing Notes has been received and accepted by the Existing Notes Trustee. If the Closing does not occur, then any Existing Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the DWAC Withdrawal instruction in accordance with the procedures of DTC. On the Closing Date, subject to satisfaction of the conditions precedent specified in this Repurchase Agreement, and the prior receipt of a valid DWAC Withdrawal conforming with the aggregate principal amount of the Existing Notes to be sold by each Selling Investor, the Company will pay the applicable Repurchase Consideration to such Selling Investor by wire transfer to the account in the United States of such Selling Investor set forth in Exhibit A to this Repurchase Agreement.

(3)               Acknowledgment of DWAC Posting Expiration; Delivery Instructions. Each of the Investor and each other Selling Investor, if any, acknowledges that the DWAC Withdrawal must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date. For the convenience of each Selling Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Repurchase through DTC.

(4)               Other Repurchases. Each of the Investor and each other Selling Investor, if any, acknowledges that other investors are participating in similar repurchases, each of which contemplates a DWAC Withdrawal.

(5)               Delay of Closing. If (A) the Existing Notes Trustee is unable to locate the DWAC Withdrawal or (B) such DWAC Withdrawal does not conform to the Existing Notes to be repurchased in the Repurchase, then the Company will promptly notify the Investor. If, because of the occurrence of an event described in clause (A) or (B) of the preceding sentence, the Repurchase Consideration is not paid on the Closing Date, then such Repurchase Consideration will be paid on the first business day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (A) or (B) of the first sentence of this paragraph have been cured.

(iv)             Questions as to Form. All questions as to the form of all documents and the validity and acceptance of the Existing Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

Section 4.                Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Selling Investors and covenants that:

(a)               Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to consummate the Repurchase and to executed and deliver, and perform its obligations under, this Repurchase Agreement.

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(b)               Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Repurchase Agreement, and the consummation of the transactions contemplated by this Repurchase Agreement, will not (i) contravene any law, rule or regulation binding on the Company or any of its subsidiaries or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary; (ii) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of the foregoing is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Repurchase Agreement.

(c)               No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Repurchase Agreement, and the consummation of the transactions contemplated by this Repurchase Agreement, except such as have been obtained or made (or will, at the Closing, have been obtained or made) and except for any filings as may be required under the Exchange Act.

(d)               Authorization, Execution and Delivery of This Repurchase Agreement. This Repurchase Agreement has been duly authorized, executed and delivered by the Company.

(e)               Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Repurchase Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(f)                Accuracy of Covered SEC Filings. The Covered SEC Filings, taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)               Bring-Down of Representations and Warranties. Unless the Company notifies each Investor in writing to the contrary at or before the Closing, each representation and warranty of the Company contained in this Repurchase Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

Section 5.                Representations, Warranties and Covenants of the Investor and the Selling Investors. The Investor, solely in its capacity as Investment Manager of each Selling Investor, and each Selling Investor severally and not jointly, represents and warrants to the Company and covenants that:

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(a)               Due Formation, Valid Existence and Good Standing; Authorization, Execution and Delivery of This Repurchase Agreement. It (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to sell, assign and transfer the Existing Notes to be sold pursuant to, and to enter into, this Repurchase Agreement and perform all obligations required to be performed by the Investor or such Selling Investor under this Repurchase Agreement; and (ii) has duly authorized, executed and delivered this Repurchase Agreement.

(b)               Power to Perform Obligations and Bind Accounts; Survival of Authority. If the Investor is selling any Existing Notes or acquiring any of the Repurchase Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Selling Investors), then the Investor represents that it has (i) the requisite investment discretion with respect to each such account necessary to effect the Repurchase; (ii) full power to make the representations, warranties and covenants set forth in this Section 5 on behalf of such account; and (iii) contractual authority with respect to each such account. All authority conferred in this Repurchase Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and obligation of the Investor under this Repurchase Agreement will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

(c)               Ownership of Existing Notes. Each of the Selling Investors is and, immediately before the Closing, will be the beneficial owner of the Existing Notes set forth on Exhibit A.

(d)               Passage of Good Title; No Liens. When the Existing Notes are sold pursuant to this Repurchase Agreement, the Company will acquire good, marketable and unencumbered title to the Existing Notes, free and clear of all Liens. No proceeding relating to the Investor or any Selling Investor is pending or, to the knowledge of the Investor or such Selling Investor, is threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Investor’s or such Selling Investor’s right to transfer the Existing Notes to the Company.

(e)               Non-Contravention. The Repurchase and the other transactions contemplated hereby to be performed by the Investor or any Selling Investor will not (i) contravene any law, rule or regulation binding on the Investor or such Selling Investor or any investment guideline or restriction applicable to the Investor or such Selling Investor; or (ii) constitute a breach or violation or result in a default under the organizational documents of the Investor or such Selling Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or such Selling Investor is a party or by which it is bound.

(f)                Jurisdiction of Residence. The Investor and each Selling Investor has its corporate domicile in the jurisdiction set forth on Exhibit A attached to the Repurchase Agreement.

(g)               Information Provided. The Investor and each Selling Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Repurchase other than as contained in this Repurchase Agreement and the Covered SEC Filings. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Selling Investor.

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(h)               No Investment, Tax or Other Advice. The Investor confirms that it and each Selling Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, Goldman or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to participate in the Repurchase and receive the Repurchase Consideration for the sale of Existing Notes. Neither the Company, Goldman nor any of their respective affiliates or agents is acting or has acted as an advisor to the Investor or any Selling Investor in deciding whether to participate in the Repurchase and to sell Existing Notes for the Repurchase Consideration.

(i)                 Investment Decision Matters. In deciding to participate in the Repurchase, each of the Investor and the Selling Investors is not relying on the advice or recommendations of the Company or Goldman, or their respective affiliates or agents, and has made its own independent decision that the terms of the Repurchase are suitable and appropriate for it.

(j)                 Due Diligence. Each of the Investor and the Selling Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company. Each of the Investor and the Selling Investors has had access to and reviewed the Covered SEC Filings and such other information concerning the Company it deems necessary to enable it to make an informed investment decision concerning the Repurchase. Each of the Investor and the Selling Investors has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Repurchase.

(k)               No Regulatory Agency Recommendation or Approval. Each of the Investor and the Selling Investors understands that no federal or state agency has made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Repurchase and this Repurchase Agreement.

(l)                 Qualified Institutional Buyer Status. Each Selling Investor and each account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each of the Investor and the Selling Investors agrees to furnish any additional information reasonably requested by the Company or any of its affiliates or agents to assure compliance with applicable U.S. federal and state securities laws in connection with the Repurchase.

(m)             Mutual Negotiation. The Investor acknowledges that the terms of the Repurchase have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the Repurchase. The Investor had a sufficient amount of time to consider whether to participate in the Repurchase, and neither the Company nor Goldman, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Repurchase. The Investor’s and each Selling Investor’s participation in the Repurchase was not conditioned by the Company on the Investor or any Selling Investor’s sale of a minimum principal amount of Existing Notes for the Repurchase Consideration.

(n)               Financial Adviser Fee. The Investor acknowledges that it and each Selling Investor understands that the Company intends to pay Goldman a fee in respect of the Repurchase.

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(o)               Additional Documentation. The Investor will, upon request, execute and deliver, for itself and on behalf of any Selling Investor, any additional documents that the Company or the Existing Notes Trustee may reasonably request to complete the Repurchase.

(p)               Bring-Down of Representations and Warranties. Except to the extent that the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Selling Investor, contained in this Repurchase Agreement will be deemed to have been reaffirmed and confirmed as of the Closing.

(q)               Settlement Instructions. No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A attached to the Repurchase Agreement for each of the Selling Investors.

(r)                No Reliance on Goldman. The Investor acknowledges and agrees that Goldman has not acted as a financial advisor or fiduciary to the Investor or any Selling Investor and that Goldman and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Selling Investor, express or implied, with respect to the Company, the Existing Notes or the Repurchase Consideration or the accuracy, completeness or adequacy of the information provided to the Investor or any Selling Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Selling Investor.

Section 6.                Conditions to Obligations of the Company, the Investor and the Selling Investors.

(a)               Conditions to the Company’s Obligations. The obligation of the Company to deliver the Repurchase Consideration is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Investor, for itself and on behalf of the Selling Investors, in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; (ii) and all covenants of the Investor or any Selling Investor in Section 5 to be performed at or before the Closing have been performed; and (iii) the conditions precedent set forth in Section 3(b)(iii)(2) and the receipt by the Company of a valid DWAC Withdrawal conforming to the requirements set forth in this Repurchase Agreement.

(b)               Conditions to the Investor’s Obligations. The obligation of the Investor, on behalf of the Selling Investors, to deliver (or cause to be delivered) the Existing Notes is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of the Company in Section 4 are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing; and (ii) all covenants of the Company in Section 4 to be performed at or before the Closing have been performed.

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Section 7.                Tax Matters. The Investor acknowledges that, if a Selling Investor is a United States person for U.S. federal income tax purposes, then either (a) the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9, which is provided herein on Exhibit C attached to this Repurchase Agreement; or (b) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if a Selling Investor is not a United States person for U.S. federal income tax purposes, then the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Selling Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. The Investor further acknowledges that any Selling Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments or deliveries made to such Selling Investor unless such Selling Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

Section 8.                Miscellaneous.

(a)               Waiver; Amendment. Neither this Repurchase Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b)               Assignability. Neither this Repurchase Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Selling Investor, on the other hand, without the prior written consent of the other party.

(c)               Further Instruments and Acts. Each of the parties to this Repurchase Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Repurchase Agreement.

(d)               Waiver of Jury Trial. EACH OF THE COMPANY, THE INVESTOR AND THE SELLING INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS REPURCHASE AGREEMENT.

(e)               Governing Law. This Repurchase Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

(f)                Section and Other Headings. The section and other headings contained in this Repurchase Agreement are for reference purposes only and will not affect the meaning or interpretation of this Repurchase Agreement.

(g)               Counterparts. This Repurchase Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Repurchase Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

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(h)               Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, LendingTree, Inc., 1415 Vantage Park Dr., Suite 700, Charlotte, North Carolina 28203, Attention: General Counsel; and (ii) if to the Investor or any Selling Investor, the address provided on the signature page hereto of the Investor.

(i)                 Binding Effect. The provisions of this Repurchase Agreement will be binding upon and accrue to the benefit of the parties hereto and the Selling Investors and their respective heirs, legal representatives, successors and permitted assigns.

(j)                 Notification of Changes. The Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Selling Investor, contained in this Repurchase Agreement to be false or incorrect.

(k)               Severability. If any term or provision of this Repurchase Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Repurchase Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l)                 Entire Agreement. This Repurchase Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m)             Reliance by Goldman. Goldman, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and of the Investor, made on behalf of itself and each Selling Investor, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Goldman. Goldman will be a third-party beneficiary of this Repurchase Agreement to the extent provided in this Section 8(m).

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties to this Repurchase Agreement have caused this Repurchase Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

By: ________________________________

Name:

Title:

Investor Address:	Taxpayer Identification Number:

_____________________________________

_____________________________________	Telephone Number:

_____________________________________	___________________________________

Country (and, if applicable, State) of Residence:

_____________________________________

Aggregate Principal Amount of Existing Notes to be Repurchased by All Selling Investors (must be an integral multiple of $1,000):

$	, 000

LendingTree, Inc.

By: ________________________________

Name:	Trent Ziegler
Title:	Chief Financial Officer

[Signature Page to Repurchase Agreement]

EXHIBIT A

Selling Investor Information

(Complete the Following Form for Each Selling Investor)

Legal Name of Selling Investor:

Aggregate principal amount of Existing Notes to be repurchased (must be an integral multiple of $1,000):	$ ,000

Selling Investor’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

Account for Existing Notes	Wire Instructions for Repurchase Consideration

DTC Participant Number:	Bank Routing #:

DTC Participant Name:	SWIFT Code:

DTC Participant Phone Number:	Bank Address:

DTC Participant Contact Email:

Account Number:

Account Name:

A-1

EXHIBIT B

Repurchase Procedures

NOTICE TO INVESTOR

Attached are Investor Repurchase Procedures for the settlement of the repurchase (the “Repurchase”) of 0.50% Convertible Senior Notes due 2025, CUSIP No. 52603B AD9 (the “Existing Notes”) of LendingTree, Inc. (the “Company”) for cash (the “Repurchase Consideration”) (the “Repurchase Consideration”), pursuant to the Repurchase Agreement, dated as of March 6, 2023, between you and the Company, which is expected to occur on March 8, 2023. To ensure timely settlement, please follow the instructions for the Repurchase as set forth on the following page.

Your failure to comply with the attached instructions may delay your receipt of the Repurchase Consideration.

If you have any questions, please contact Klavs Takhtani of Goldman Sachs & Co. LLC at (212) 902-7198.

Thank you.

B-1

Delivery of the Existing Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Existing Notes to post on March 8, 2023, no later than 9:30 a.m., New York City time, withdrawal instructions through DTC via DWAC for the aggregate principal amount of Existing Notes (CUSIP No. 52603B AD9) set forth in Exhibit A of the Repurchase Agreement to be repurchased. It is important that this instruction be submitted and the DWAC posted on March 8, 2023; if it is posted before March 8, 2023, then it will expire unaccepted and will need to be re-posted on March 8, 2023.

Closing

On March 8, 2023, after the Company receives your Existing Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in your Repurchase Agreement, the Company will pay the Repurchase Consideration in accordance with the delivery instructions above.

B-2

EXHIBIT C

Tax Matters

Under U.S. federal income tax law, a Selling Investor who sells Existing Notes for the Repurchase Consideration generally must provide such Selling Investor’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding. A TIN is generally an individual holder’s social security number or a Selling Investor’s employer identification number. If the correct TIN is not provided, the Selling Investor may be subject to a $50 penalty imposed by the IRS. In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment). If a Selling Investor is required to provide a TIN but does not have the TIN, the Selling Investor should consult its tax advisor regarding how to obtain a TIN. Certain holders are not subject to these backup withholding and reporting requirements. Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such Selling Investor’s exempt foreign status. U.S. backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS. the Selling Investors are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

C-1